Exhibit 99.1

For details, contact: Wallace Ruiz Chief Financial Officer Phone (201) 512-7809 Email: wruiz@novadigm.com	Jody Burfening/Kathy Price Lippert/Heilshorn & Assoc. (212) 838-3777 jbs@lhai.com

Financial News Release

NOVADIGM ANNOUNCES SECOND QUARTER RESULTS

     MAHWAH, N. J. – October 27, 2003 – Novadigm, Inc. (Nasdaq: NVDM) a leading provider of adaptive software change and configuration management solutions, today reported financial results for the second quarter of fiscal 2004, ending September 30, 2003.

     Revenues for the second quarter of fiscal 2004 were $13 million compared to $16.5 million for the same quarter last year. Net loss for the second quarter of the current fiscal year was $2.0 million, or $0.10 per basic and diluted share, compared to a break even for the same period in the last fiscal year. The company ended the quarter with $23 million in cash, cash equivalents and marketable securities down from $26.8 million at the end of the prior quarter.

     Revenues for the six months ended September 30, 2003 were $24.2 million compared to $27.6 million for the same period last year. Net loss for the six months ended September 30, 2003 was $5 million, or $0.26 per basic and diluted share, compared to a net loss of $6.8 million, or $0.34 per basic and diluted share, for the same period a year ago.

     “North America continued to lead in license revenue production this past quarter, with increasing contribution from Europe, and a modest public sector contribution. We closed two commercial transactions over $1 million in the quarter, as well as two pilot agreements with significant new commercial customers, each with over $1 million in incremental license revenue potential over the next several quarters, and a third pilot with a major new public sector customer,” said Albion Fitzgerald, Novadigm chief executive officer. “While IT spending conditions continued to be constrained during the quarter, particularly in Europe, our expanded product set is providing us with a broader range of enterprise opportunities and a stronger value proposition and competitive differentiation. At the same time, our strategic investments in technology, channels and customers are enabling us to maintain our market leadership position for the long-term,” concluded Fitzgerald.

NOVADIGM ANNOUNCES SECOND QUARTER RESULTS	2

     “Our North American organization continued to demonstrate improved proficiency in closing large agreements, and our European organization closed another major new enterprise deal this quarter. We are also seeing increasing opportunities and activities in our longer-cycle public sector business,” said Gerald Labie, Novadigm president and chief operating officer. “Going forward, we’re taking our enhanced product set to an expanded enterprise audience through a number of significant marketing activities in Europe and North America this quarter, while continuing to strengthen our direct sales organizations and our partner relationships,” concluded Labie.

Highlights for the second quarter included:

•	New customers included Barclay’s Bank, Energis, Finaref, National Science Foundation, Wisconsin Electric Power, and the US Army

•	Expanded licenses with over 27 customers including, Deutchser Ring, Employers Mutual Casualty, ESPN, Iowa Farm Bureau, JB Hunt, Kindred Healthcare, Mitre, Republic Mortgage Insurance, Smiths Aerospace, Standard Charter Bank, Tennant Company, Toronto Police Services, Vodafone GmbH and Watson Wyatt

•	Expanded and new customer licenses through EDS and HP as well as other partners in Europe, Japan and Latin America

•	Fourth annual European Connections user group meetings in Paris, Berlin and London hosted more than 150 customers and business partners

•	Novadigm customer KeyCorp earned the prestigious CIO 100 award from IDG’s CIO magazine for maximizing return on investment and demonstrating resourceful use of IT systems, staff and budgets. Key reported a less than 12-month payback and 84% efficiency improvement in their software management process as a result of using Novadigm’s Radia Management Suite.

Conference Call Information

     Investors are invited to listen to the live conference call at 5:00 p.m., eastern time, today over the Internet through Novadigm’s website, located at http://www2.novadigm.com/ir/main.asp. To listen to the live call, please go to the web site at least fifteen minutes early to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on the Novadigm website shortly after the call. Investors may also listen to a telephone replay of the conference call by dialing 800-642-1687 (international callers dial 706 645-9291), reservation 3266261, starting at 7:00 p.m., eastern time today until 11:00 p.m., eastern time, on November 3.

NOVADIGM ANNOUNCES SECOND QUARTER RESULTS	3

ABOUT NOVADIGM (Nasdaq: NVDM)

Novadigm is a leading provider of software and content management solutions for enterprise and Internet computing environments that enable organizations to reduce software management costs, speed time-to-market, expand marketing channels and open new sources of revenue. Novadigm’s suite of integrated products, based on the company’s market-leading technology, work seamlessly together as the only end-to-end solution that can efficiently, reliably and scalably deploy and manage the full range of today’s software and content, personalized for a wide range of computing devices, across virtually any network. Novadigm customers – Global 1000 business enterprises, software vendors and service providers around the world – report software management savings of 80 percent or more, time-to-market improvements of 70 percent or more, and reliability typically greater than 99 percent. For more information on Novadigm, please visit www.novadigm.com or call 1-800-626-6682.

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Where possible, Novadigm has attempted to identify these statements by using words such as “intend,” “expect,” “anticipate,” “will,” “target” and similar expressions. The forward looking-statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or applied by the forward looking statements. These risks, uncertainties and other factors include the number, size and timing of customer orders, the timing and market acceptance of Novadigm’s new products, the dependence on resellers, the level and pricing of international sales, changes in the level of operating expenses, technological advances and new product introductions by Novadigm’s competitors, competitive conditions in the industry, foreign currency exchange rates and the resolution of patent related claims and proceedings. In addition, the sales cycle for the Company’s products is lengthy and unpredictable depending upon the interest of the prospective customer in the Company’s products, the size of the order, the decision-making and acceptance procedures within the customer’s organization, the complexity of implementation and other factors. The Company’s operating results may also vary significantly due to seasonal trends, as a result of efforts by the Company’s direct sales personnel to meet annual quotas, lower international revenues in the summer months when many European businesses experience lower sales, the establishment of calendar year capital budgets by prospective customers, as well as other factors. Novadigm may not be able to achieve or maintain profitability on a quarterly or annual basis in the future. These and other risks and uncertainties that could affect Novadigm’s future operating results are described from time to time in Novadigm’s filings with the Securities and Exchange Commission. In particular, see the Risk Factors described in Novadigm’s Form 10-Q for the fiscal quarter ended June 30, 2003. Except as expressly required by the federal securities laws, Novadigm undertakes no obligation to update or revise these forward-looking statements or forecasts to reflect new events or changed circumstances or for any other reason.

NOVADIGM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

REVENUES:
Licenses	$5,667	$10,552	$10,031	$15,281
Maintenance and services	7,370	5,961	14,185	12,291

Total revenues	13,037	16,513	24,216	27,572

OPERATING EXPENSES:
Cost of licenses – amortization of intangible asset	334	333	668	667
Cost of maintenance and services	3,669	3,344	6,878	6,902
Sales and marketing	6,239	7,132	11,926	13,446
Research and development	2,180	2,587	4,494	5,182
General and administrative	2,721	3,031	5,363	5,762
Amortization of intangible	—	—	—	2,018

Total operating expenses	15,143	16,427	29,329	33,977

Operating income (loss)	(2,106)	86	(5,113)	(6,405)
Interest income, net	42	112	122	223
Other income (expense), net	110	(109)	5	(433)

Income (loss) before provision for income taxes	(1,954)	89	(4,986)	(6,615)
Provision for income taxes	—	43	24	208

Net income (loss)	$(1,954)	$46	$(5,010)	$(6,823)

Earnings (loss) per share-basic	$(0.10)	$0.00	$(0.26)	$(0.34)

Weighted average basic common shares outstanding	19,125	19,706	19,164	19,939

Earnings (loss) per share-diluted	$(0.10)	$0.00	$(0.26)	$(0.34)

Weighted average diluted common shares outstanding	19,125	20,230	19,164	19,939

NOVADIGM, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	September 30,	March 31,
	2003	2003

ASSETS
Current assets:
Cash and cash equivalents	$20,412	$15,666
Restricted cash	150	150
Short-term marketable securities	2,463	13,760
Accounts receivable, net	12,931	15,656
Prepaid expenses and other current assets	2,523	1,175

Total current assets	38,479	46,407
Property and equipment, net	2,365	2,182
Intangible asset	1,391	2,059
Other assets	1,049	788

Total assets	$43,284	$51,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,621	$3,598
Accrued liabilities	2,278	3,670
Accrued payroll and other compensation	3,527	4,211
Deferred revenue	10,872	12,235

Total current liabilities	20,298	23,714

Long-term liabilities	58	71
Stockholders’ equity:
Common stock, par value $0.001:
Authorized—30,000 shares — 19,080 and 19,247 issued as of September 30, 2003 and March 31, 2003, respectively	19	19
Additional paid-in capital	86,251	86,314
Stockholders notes receivable	—	(233)
Accumulated deficit	(64,251)	(59,241)
Accumulated comprehensive income	909	792

Total stockholders’ equity	22,928	27,651

Total liabilities and stockholders equity	$43,284	$51,436

5